UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 20, 2005

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-13648 (Commission File Number)	13-257-8432 (IRS Employer Identification No.)

P.O.  Box 600, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

 Registrant’s telephone number, including area code: (845) 326-5600

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On September 16, 2005, the Board of Directors of Balchem Corporation (the “Company”) granted options to purchase shares of its Common Stock to certain executive officers of the Company pursuant to the Company’s 1999 Stock Plan, as amended and restated (the “Plan”). Dino Rossi, Francis Fitzpatrick, David Ludwig, Robert Miniger, Paul Richardson and Matthew Houston, each of whom are executive officers of the Company, were granted options to purchase 40,000; 30,000; 24,000; 9,000; 10,000; and 5,000 shares of Common Stock, respectively, at an exercise price of $31.07 per share.

        The options granted vest as follows: 20% on the first anniversary of the grant date; 40% on the second anniversary of the grant date; and 40% on the third anniversary of the grant date, and otherwise pursuant to the terms of the Stock Option Grant document applicable thereto. These options expire on September 15, 2015.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number 10.3.1	Description

Form of Agreement for Stock Option Grant to Employees pursuant to the Balchem Corporation 1999 Stock Plan, as amended and restated (incorporated by reference to Exhibit 10.3.1 to the Current Report on Form 8-K of the Company, dated September 22, 2004).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION By:/s/ Dino A. Rossi Dino A. Rossi, President, Chief Executive Officer

Dated: September 20, 2005

Exhibit Index

Exhibit Number 10.3.1	Description

Form of Agreement for Stock Option Grant to Employees pursuant to the Balchem Corporation 1999 Stock Plan, as amended and restated (incorporated by reference to Exhibit 10.3.1 to the Current Report on Form 8-K of the Company, dated September 22, 2004).